                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of September 1, 2001, by and between Edward J. Cooney, a resident of the State of Georgia ("Employee"), and UCB Financial Group, Inc. ("UCB"), a Georgia corporation.

                                  WITNESSETH
                                  ----------

     WHEREAS, UCB wishes to obtain assurances from Employee that UCB will have the benefit of Employee's services on the terms and subject to the conditions set forth herein; and

     WHEREAS, Employee wishes to obtain assurances from UCB that he will be employed on the terms and subject to the conditions set forth herein.

     WHEREAS, UCB intends to capitalize and acquire all of the stock of United Commercial Bank (the "Bank"), a bank to be organized under the laws of the State of Georgia, upon its formation and obtainment of all regulatory approval.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, UCB and the Bank, when it is organized, and Employee agree as follows:

     1.   Employment.  UCB hereby employs Employee, and Employee hereby accepts
          ----------
such employment and agrees to perform services for UCB and the Bank, for the period and upon the other terms and conditions set forth in this Agreement.

     2.  Term.  Commencing as of the date of this Agreement, the term (the
         ----
"Term") of the Employee's employment hereunder shall be for a period of three
(3) years and such extended periods as set forth herein, subject to earlier termination as hereinafter specified. Unless otherwise notified in writing by the other party at least ninety (90) days in advance of the next scheduled termination date, this Agreement shall be automatically extended for successive one-year terms.

     3.   Position and Duties.
          -------------------

          3.01  Service with UCB and the Bank. During the term of this
                -----------------------------
Agreement, Employee shall serve as, and his titled shall be, Executive Vice President. In such position, Employee agrees to perform such employment duties consistent with such position as the President/Chief Executive Officer of UCB shall assign to him from time to time. When the Bank is organized Employee shall also be employed by the Bank as its Executive Vice President and shall perform such duties consistent with such position as the President/Chief Executive Officer of the Bank shall assign to him from time to time.

         3.02  Performance of Duties.  Employee agrees to serve UCB and the Bank
               ---------------------
faithfully and to the best of his ability shall devote his full time, attention, efforts, energy and skill to the diligent performance of his duties as an officer of the Bank and UCB. During the Term hereof, Employee shall not serve as an officer, director or employee of any other entity not affiliated with UCB or the Bank without the prior written consent of the President/Chief Executive Officer of UCB or the Bank. Notwithstanding the foregoing: (i) Employee may pursue such personal investment and financial matters as do not conflict with his obligations and commitments to UCB and the Bank; (ii) Employee may participate in charitable, religious or civic activities such as serving on a school board, church board or community fund committee; and (iii) Employee may participate in such other activities as the President/Chief Executive Officer of UCB or the Bank may from time to time approve in writing. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

     4.  Compensation.
         ------------

         4.01  Base Salary.  As compensation for all services to be rendered by
               -----------
Employee under this Agreement, UCB and the Bank shall pay to Employee an initial annual base salary for the period from October 1, 2001 through and including September 30, 2002, of $120,000.00. Thereafter, the Boards of Directors of UCB and the Bank shall review Employee's base salary annually and in their sole discretion may increase Employee's base salary from year to year; provided that commencing in the year 2003 the base salary shall be subject to a minimum annual increase by an amount equal to the product of (i) the "CPI Adjustment" (hereinafter defined) multiplied by (ii) the base salary in effect immediately prior to such increase. The effective date of all such increases shall be retroactive to January 1 of the year in which the adjustment takes effect notwithstanding the fact that the CPI Adjustment generally will not be capable of being calculated until some time in February or March of such year. The base salary described in this Section 4.01, as it may be increased from time to time, is referred to herein as the "Base Salary." The Base Salary shall be paid in accordance with UCB's and the Bank's normal payroll procedures and policies.

          For purposes of this Section 4.01, "CPI Adjustment" shall mean the percentage increase, if any, in the "CPI-U Index" (hereinafter defined) between
(i) the average CPI-U Index for the year in which the Base Salary adjustment in question is to take effect and (ii) the average CPI-U Index for the immediately preceding year. "CPI-U Index" shall mean the "Consumer Price Index For All Urban Consumers, Atlanta, Georgia (1982-84=100)" as published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI Adjustment is zero or a negative number, the amount of the CPI Adjustment shall, for purposes of this Section 4.01, be deemed to be zero.

          4.02 Incentive Compensation.
               ----------------------

               Until an Officer and Employee Incentive Program (the "Incentive Program") is implemented, the President/Chief Executive Officer of UCB or the Bank, will determine the amount of any performance bonus to be awarded to the executive officers. For the first three years, the Employee will be awarded an annual bonus of $15,000 as long as he exceeds the mutually agreed upon performance goals. After the first three years the Employee will be awarded an incentive bonus under the Incentive Program. The Incentive Program will provide for the awarding of performance bonuses, based upon the achievement of certain goals. This section will not be effective until the Bank is cumulatively profitable.

          4.03 Stock Options.
               -------------

               Upon the formation and capitalization of the Bank by UCB, the Employee will be awarded options to purchase 25,000 shares of the common stock of UCB. It is the intent of the parties that the options shall qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The per share option exercise price shall be the greater of the fair market value of a share of the common stock of UCB at the time of the grant or ten dollars ($10).

               The options granted to the Employee pursuant to this Section 4.03 may be exercised by the Employee, in whole or in part, at any time or from time to time during the period that this Agreement is in effect through the earlier of ten (10) years from the date of grant of such options or three (3) months after the termination of the Employee's employment with UCB.

          4.04 Participation in Benefit Plans.  Employee shall also be entitled
               ------------------------------
to participate, on a comparable basis with other senior executives of UCB or the Bank, in all employee benefit plans or programs of UCB or the Bank in effect from time to time including, but not limited to, profit sharing, stock options, retirement, medical, dental, life and disability insurance programs. The employee shall be entitled to a comprehensive annual physical paid by UCB or the Bank.

          4.05 Expenses.  In accordance with UCB's or the Bank's policies
               --------
established from time to time, UCB or the Bank shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts. Employee shall be allowed an automobile allowance of $300 per month.

          4.06 Other Benefits.  At such reasonable times as the President/Chief
               --------------
Executive Officer of UCB or the Bank shall in his discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

               (a) The Employee shall be entitled to an annual vacation of four
(4) weeks per year; and

               (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee with the President/Chief Executive Officer's approval. The Employee shall not be entitled to receive any additional compensation from UCB or the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

     5.   Confidentiality.
          ---------------

          5.01 General.  In Employee's position as an employee of UCB and the
               -------
Bank, Employee has had and will have access to confidential information, trade secrets and other proprietary information of vital importance to UCB and the Bank. UCB and the Bank require as a condition to Employee's employment with UCB and the Bank that Employee agrees to certain restrictions on Employee's use of proprietary information and valuable relationships developed during Employee's employment with UCB and the Bank. In consideration of the terms and conditions contained herein, the parties hereby agree as follows:

          5.02 Fiduciary Responsibility.  UCB and the Bank and Employee mutually
               ------------------------
agree and acknowledge that UCB and the Bank may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various "Business Opportunities" (hereinafter defined), customer lists, and personnel matters. Employee acknowledges that, as an essential element of Employee's employment with UCB and the Bank, Employee shall have a fiduciary responsibility to UCB and the Bank to protect such information from use or disclosure that is not necessary for the performance of Employee's duties hereunder.

          5.03 Definitions.  For the purposes of this Agreement, the following
               -----------
definitions shall apply:

               (a) "Trade Secrets" mean information, without regard to form, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which: (i) are not commonly known by or available to the public; (ii) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (iii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Trade Secret also shall include any other information defined as a "trade secret" under the Georgia Trade Secrets Act of 1990, O.C.G.A. Section 10-1-760 through Section 10-1-767.

               (b) "Confidential Information" shall mean any data or information, other than Trade Secrets, which is material to UCB or the Bank and which is not generally known by the public. Confidential Information shall include, but not be limited to, data or information related to: (i) the taking of deposits, making loans and extensions of credit, cashing checks, and other operations incident to the business of banking (the "Business of UCB or the Bank"); (ii) any information pertaining to the identity of the customers, depositors or borrowers served by, of Business Opportunities (hereinafter defined) or UCB or the Bank; (iii) the details of this Agreement, UCB's or the Bank's respective business, marketing and acquisition plans; (iv) financial statements and projections, and the costs of the services UCB or the Bank may offer or provide to the customers they serve, to the extent such information is material to UCB or the Bank and not generally known by the public; and (v) information acquired by Employee from the Bank relating to the Bank's methods of doing business.

               (c) "Business Opportunities" shall mean any specialized information or plans of UCB or the Bank concerning the business of UCB or the Bank, including but not limited to, the financing of or investment by UCB or the Bank, any target entity, business or project, together with all related information concerning the specifics of any contemplated financing, investment, acquisition or purchase (including pricing, terms and the identity of such person, business or project) regardless of whether UCB or the Bank has entered any agreement, made any commitment or issued any bid or offer to such person, business or project.

               (d) Notwithstanding the definitions of Trade Secrets, Confidential Information and Business Opportunities set forth above, Trade Secrets, Confidential Information and Business Opportunities shall not include any information:

                   (i) that is or becomes generally known to the public (other than as a result of a breach of this Agreement by Employee);

                   (ii) that is developed by Employee after termination of employment through entirely independent efforts;

                   (iii) that Employee obtains from an independent source having a bona fide right to use and disclose such information;

                   (iv) that is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order; or

                   (v) that the respective Boards of Directors of UCB and the Bank approve for unrestricted release by express written authorization.

          5.04  Trade Secrets.  Employee shall not, without the prior written
                -------------
consent of the President/Chief Executive Officer of UCB or the Bank, during his employment with UCB and the Bank and for so long thereafter as the information or data remains Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of UCB or the Bank to use, disclose, or gain access to, any Trade Secrets of UCB or the Bank, or of any of their subsidiaries or affiliates, or of any other person or entity making Trade Secrets available for UCB's or the Bank's (or any of their subsidiaries or affiliates') use.

          5.05  Confidential Information.  Employee shall not, without the prior
                ------------------------
written consent of the President/Chief Executive Officer of UCB or the Bank, during his employment with UCB and the Bank and for a period of one (1) year after termination of his employment for any reason, as long as the information or data remains competitively sensitive, use or disclose, or negligently permit any unauthorized person who is not employed by UCB or the Bank to use, disclose, or gain access to, any Confidential Information to which the employee obtained access by virtue of his employment with UCB and the Bank.

          5.06  Observance of Security Measures.  During Employee's employment
                -------------------------------
with UCB and the Bank, Employee is required to observe all security measures adopted to protect Trade Secrets, Confidential Information and Business Opportunities of UCB or the Bank.

     6.   Solicitation of Customer, Borrowers or Depositors.
          -------------------------------------------------

          6.01  After Termination of Employment.  Upon termination of Employee's
                -------------------------------
employment for any reason, Employee shall not, directly or indirectly, as principal, agent, trustee or consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, within one (1) year after such termination, actively solicit, divert or take away, or attempt to actively solicit, divert, or take away any customers of UCB or the Bank for the purpose of providing services which constitute the Business of UCB and the Bank.

          6.02  During Employment.  During Employee's employment with UCB and
                -----------------
the Bank, Employee shall not, except on behalf of UCB or the Bank, solicit, divert, take away or accept the business of, or attempt to solicit, divert or take away the business of, any of the customers, depositors or borrowers of UCB and the Bank for the purpose of performing the Business of UCB and the Bank for such customers.

     7.   Non-Interference with Personnel Relations.
          -----------------------------------------

          Employee shall not, during his employment with UCB and the Bank and for a period of one (1) year after the termination of his employment with UCB and the Bank for any reason, knowingly solicit, entice or persuade any other employees or agent of UCB or the Bank (or of any of their subsidiaries or affiliates) to leave the services of UCB or the Bank (or such subsidiary or affiliate).

     8.   Notification of Subsequent Employment.
          -------------------------------------

          During a period of one (1) year after the termination of Employee's employment with UCB and the Bank, Employee shall notify UCB and the Bank in writing, within thirty (30) days after accepting employment with any other corporation, partnership, association, person, organization or other entity, of the name and address of Employee's new employer and Employee's functions with his new employer.

     9.   Covenant Not to Compete.
          -----------------------

          9.01  General. For purposes of this Section 9, UCB and the Bank and
                -------
Employee conduct the following business in the following territory:

                (a) UCB is engaged in the business of transacting business as a holding company with the Bank as its subsidiary bank which accepts deposits, makes loans, cashes checks and otherwise engages in the business of banking;

                (b) UCB and the Bank actively conduct the Business of UCB and the Bank within a twenty (20) mile radius of the location of UCB and the Bank at 5660 New Northside Drive, Atlanta, Georgia 30328 (the "Geographic Area"); and

                (c) Employee has established business relationships and performs the duties required of Employee under this Agreement in the Geographic Area and will work exclusively in the Geographic Area while in the employ of UCB and the Bank.

          9.02  Non-Competition. Employee covenants and agrees that for a period
                ---------------
of one (1) year after the termination of his employment with UCB and the Bank without "cause" and for six (6) months after termination of his employment with UCB and the Bank with "Cause" ("Cause" is defined in Section 10.01 (c) below), Employee shall not directly or indirectly, as principal, agent, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, provide services that are the same as or similar to the services provided by Employee under this Agreement to or for the benefit of any entity or person conducting a business similar to the Business of UCB and the Bank within the Geographic Area.

     10.  Termination.
          -----------

          10.01 Grounds for Termination.  This Agreement shall terminate prior
                -----------------------
to the expiration of the initial Term set forth in Section 2 or any extension thereof in the event that anytime during such initial Term or any extension thereof:

                (a) UCB or the Bank shall give notice to Employee that UCB or the Bank is terminating this Agreement without cause, which notice shall specify the effective date of Employee's termination;

               (b) Employee shall die or the Board of Directors of UCB or the Bank shall determine that Employee has become disabled (as defined in Section 10.02); or

               (c) The President/Chief Executive Officer of UCB or the Bank shall determine that Cause exists. "Cause" means: (i) having been convicted under the laws of any government jurisdiction of: (A) a felony; or (B) a criminal offense which is not a felony but which has a material adverse effect on UCB or the Bank (or any of their subsidiaries or affiliates) or on the ability of Employee to carry out his duties hereunder (provided, however, that in no event shall minor traffic violations constitute "Cause"); (ii) having committed any action constituting theft or fraud against UCB or the Bank (or any of their subsidiaries or affiliates); (iii) the breach of any of the Employee's covenants or obligations hereunder; (iv) the knowing failure of the Employee to follow specific directives of the President/Chief Executive Officer of UCB or the Bank consistent with Employee's duties; or (v) the termination by Employee of his employment hereunder prior to the expiration of the term of this Agreement, unless such termination is pursuant to Sections 10.01(d), 10.01(e) or 10.01(f) hereof.

               (d) Employee shall determine that UCB or the Bank has breached this Agreement in any material respect (including, but not limited to, UCB's or the Bank's failure to make any payment required under this Agreement), which breach is not cured by UCB or the Bank within thirty (30) days after written notice of such breach is delivered to UCB or the Bank by the Employee.

               (e) Employee, within thirty (30) days following the occurrence of a "Change in Control" (as defined in Section 10.03), notifies UCB in writing that he is electing to terminate this Agreement pursuant to this Section 10.01(e).

               (f) The failure of the Bank for any reason to obtain a Charter and commence a banking business.

         Notwithstanding any termination of this Agreement, in consideration of his employment hereunder to the date of such termination, to the extent specifically provided for herein, the Employee shall remain bound by the provisions of this Agreement which specifically relate to periods subsequent to the termination of Employee's employment hereunder.

         10.02 "Disability" Defined. The Board of Directors of UCB or the Bank
                -------------------
may, in its discretion reasonably exercised, determine that Employee has become disabled, for the purpose of Section 10.01(b) of this Agreement, in the event that Employee shall fail, in one or more material respects, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than sixty (60) calendar days during any period of one hundred twenty (120) consecutive days.

          10.03  "Change in Control" Defined.  For purposes of this Agreement, a
                  --------------------------
"Change in Control" shall be deemed to have occurred if more than fifty percent (50%) of UCB's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of UCB entitled to vote in elections of its directors, shall be acquired by any person or group of persons acting in concert. Additionally, a "Change in Control" shall be deemed to have occurred if: (i) more than fifty percent (50%) of the Bank's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of the Bank entitled to vote in elections of its directors, shall be acquired by any person or group of persons acting in concert; or (ii) substantially all of
                                                  --
the assets of UCB or the Bank shall be sold to another person or entity.

          10.04  Surrender of Records and Property.  Upon the request of UCB or
                 ---------------------------------
the Bank and, in any event, upon termination of his employment with UCB or the Bank, Employee shall deliver promptly to UCB and the Bank all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of UCB or the Bank (or any of their subsidiaries of affiliates) and which relate in any way to the business, products, practices or techniques of UCB or the Bank (or any of their subsidiaries or affiliates), and all other property, Trade Secrets and Confidential Information of UCB and the Bank (or any of their subsidiaries or affiliates), including, but not limited to, all documents which in whole or in part contain any Trade Secrets or Confidential Information of UCB or the Bank (or any of their subsidiaries or affiliates), which in any of these cases are in his possession or under his control.

     11.  Compensation Under Termination.
          ------------------------------

          11.01  Sections 10.01(a), (d) and (e) Termination.  In the event this
                 ------------------------------------------
Agreement is terminated pursuant to Section 10.01(a), 10.01(d) or 10.01(e) hereof, Employee will receive a lump sum payment equal to the "Severance Amount" (hereinafter defined), in addition to (i) payment of Employee of his then current Base Salary through the effective date of termination and (ii) reimbursement of expenses incurred by employee in accordance with Section 4.05 hereof. Additionally, in the event this Agreement is terminated pursuant to
Section 10.01(a), 10.01(d) or 10.01(e) hereof, Employee shall be entitled to receive any bonus, or pro rata portion thereof, to which Employee shall be entitled pursuant to Section 4.02 hereof, provided that any such bonus shall be paid in accordance with Section 4.02. For purposes of this Section 11.01 "Severance Amount" shall mean an amount equal to the annual Base Salary in effect on the date of termination.

          11.02  Sections 10.01(b), (c) and (f) Termination.  In the event this
                 ------------------------------------------
Agreement is terminated pursuant to Sections 10.01(b),10.01(c) or 10.01(f), Employee shall not be entitled to any compensation other than (i) payment of his then current Base Salary accrued through the effective date of termination and
(ii) reimbursement of expenses incurred by Employee in accordance with Section
4.05 hereof, and all rights of Employee to further compensation shall thereupon cease and be terminated.

     12.  Assignment and Inurement.  This Agreement shall inure to the benefit
          ------------------------
of and be binding upon the parties hereto and his respective heirs, successors, administrators, and permitted assigns. This is a personal service contract and, except to the extent specifically contemplated hereby, may not be assigned by Employee without the prior written consent of UCB and the Bank.

     13.  Injunctive Relief.  Employee agrees that it would be difficult to
          -----------------
compensate fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 6, 7, 8, 9 and 10.04. Accordingly, Employee specifically agrees that UCB or the Bank shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of UCB or the Bank to claim and recover damages in addition to injunctive relief.

          Notwithstanding anything in Section 15 hereof to the contrary, any party to this Agreement may petition the Superior Court of Fulton County, Georgia, for temporary injunctive relief. All disputes, controversies or claims arising out of or related to this Agreement, other than a request for temporary injunctive relief, shall be resolved in accordance with the provisions of
Section 15 hereof. The parties hereby agree that jurisdiction and venue for any action seeking temporary injunctive relief pursuant to this Section 13 shall lie in the Superior Court of Fulton County, Georgia. The parties hereby agree, further, that any temporary restraining order entered pursuant to this Section 13 shall remain in effect until the dispute giving rise thereto is resolved pursuant to the provisions of Section 15 and the parties agree to enter into any and all consent orders required to maintain such temporary restraining order in effect until such time.

     14.  Miscellaneous.
          -------------

          14.01 Governing Law.  This Agreement is made under and shall be
                -------------
governed by and construed in accordance with the laws of Georgia.

          14.02 Prior Agreements.  This Agreement contains the entire agreement
                ----------------
of the parties relating to the subject matter hereof and supersedes all prior agreement and understandings with respect to such subject matter, and the parties hereto have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          14.03 Withholding Taxes. UCB and the Bank may withhold from any
                -----------------
benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or government regulation or ruling.

          14.04 Amendments.  No amendment, modification or waiver of this
                ----------
Agreement or any provisions hereof shall be deemed effective unless made in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated and shall operate only as to the specific term or condition waived.

               14.05  Notices. Any notice, request, demand or other document to
                      -------
be given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:

                      If to UCB or the Bank:
                      ---------------------
                      United Commercial Bank
                      5660 New Northside Drive
                      Suite 200
                      Atlanta, Georgia 30328
                      Attention:  Chief Executive Officer


                      If to Employee:
                      ---------------
                      Edward J. Cooney
                      1494 Herndon Lane
                      Marietta, Georgia  30062

Or to such other address as either party hereto may hereafter duly give to the other.

               14.06  Severability.  To the extent any provision of this
                      ------------
Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provisions and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provisions of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          15.  Arbitration.  Any and all disputes, controversies or claims
               -----------
arising out of or related to this Agreement (other than a request for a temporary restraining order pursuant to Section 13 hereof), shall be resolved by binding arbitration in accordance with the Commercial Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any inconsistency between the provisions of this Section 15 and AAA's Commercial Arbitration Rules, the provisions of this Section 15 shall govern. Any party may initiate arbitration by serving written notice of its intention to arbitrate on the other parties. The venue of any such arbitration shall be Atlanta, Georgia. The arbitration panel shall consist of three arbitrators selected as follows. Within thirty (30) days following the date on which the arbitration provisions of this Section 15 is invoked by a party, Employee, on the one hand, and UCB and/or the Bank, on the other, shall each select an arbitrator from a list of arbitrators provided by AAA. The lists from which Employee and UCB and/or the Bank select their respective arbitrators shall be identical.

If either Employee or UCB and/or the Bank fails to select its arbitrator within the time required, the other shall be entitled to select its arbitrator for it. Within fifteen (15) days following the selection of the last to be selected of the two (2) arbitrators, the two (2) arbitrators so selected shall select a third arbitrator. A preliminary arbitration hearing shall be held within thirty
(30) days following the preliminary hearing. The arbitration panel shall deliver its award in writing, including findings of facts, to the parties within thirty
(30) days following the final arbitration hearing. Evidence and testimony shall be admitted in accordance with the Federal Rules of Evidence. The arbitration panel shall have authority to grant temporary or permanent injunctive relief or other equitable remedies. Each party shall bear its own costs and expenses of the arbitration proceeding.


____________________         __________________          _________________
UCB                          Bank                        Employee

     IN WITNESS WHEREOF, UCB and the Employee have executed this Agreement as of the date and year first forth above. The Bank shall execute this Agreement upon its formation and capitalization.



                                     UCB FINANCIAL GROUP, INC.


                                     By: /s/ Ronnie L. Austin
                                         --------------------
                                         Ronnie L. Austin
                                         President and Chief Executive Officer


                                     UNITED COMMERCIAL BANK


                                     By: /s/ Ronnie L. Austin
                                         --------------------
                                         Ronnie L. Austin
                                         President and Chief Executive
                                         Officer

                                     EMPLOYEE:


                                         /s/ Edward J. Cooney
                                         --------------------
                                         Edward J. Cooney

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